Exhibit 5.1

250 VESEY STREET • NEW YORK, NEW YORK 10281.1047

TELEPHONE: +1.212.326.3939 • FACSIMILE: +1.212.755.7306

May 15, 2026

Cibus, Inc.

6455 Nancy Ridge Drive

San Diego, CA 92121

Re:	Shelf Registration Statement on Form S-3 Filed by Cibus, Inc.

Ladies and Gentlemen:

We have acted as counsel for Cibus, Inc., a Delaware corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of up to $200,000,000 initial aggregate offering price of: (i) shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”); (ii) shares of preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”), in one or more series, certain of which may be convertible into, or exchangeable for, shares of Class A Common Stock or other securities of the Company; (iii) depositary shares representing fractional interests in Preferred Stock of one or more series (“Depositary Shares”); (iv) warrants to purchase shares of Class A Common Stock, shares of Preferred Stock or any combination thereof (“Warrants”); (v) subscription rights to purchase shares of Class A Common Stock, shares of Preferred Stock or any combination thereof (“Subscription Rights”); and (vi) units consisting of one or more of the securities described in clauses (i) through (v) above ( “Units”), in each case, as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Class A Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights and Units are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The shares of Class A Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will be validly issued, fully paid and nonassessable.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS

DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID

MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH

SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Cibus, Inc.

May 15, 2026

2.

The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will be validly issued, fully paid and nonassessable.

3.

The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement (as defined below) pursuant to which they are issued.

4.

The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

5.

The Subscription Rights, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

6.

The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee or subcommittee thereof) and, as applicable, the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee or subcommittee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company and the Company will take no action inconsistent with such resolutions; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Deposit Agreement, Warrant Agreement, Subscription Rights Agreement or Unit Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

Cibus, Inc.

May 15, 2026

With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company will issue and deliver the shares of Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Certificate of Incorporation, approved by us, establishing the designations, preferences and rights of the class and/or series of Preferred Stock being issued and delivered.

With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares (the “Deposit Agreement”) to be entered into between the Company and an entity selected by the Company to act as depositary (the “Depositary”) and (ii) issued after the Company deposits with the Depositary shares of Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Deposit Agreement.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

Cibus, Inc.

May 15, 2026

With respect to any Securities consisting of Subscription Rights, we have further assumed that: (i) the subscription rights agreement, approved by us, relating to the Subscription Rights (the “Subscription Rights Agreement”) to be entered into between the Company and an entity selected by the Company to act as the subscription rights agent (the “Subscription Rights Agent”) will have been authorized, executed and delivered by the Company and the Subscription Rights Agent and (ii) the Subscription Rights will be authorized, executed and delivered by the Company and the Subscription Rights Agent in accordance with the provisions of the Subscription Rights Agreement. With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement (the “Unit Agreement”), if any.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day